UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 8, 2008

TTM TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31285	91-1033443

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2630 South Harbor Boulevard, Santa Ana, CA 92704

(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (714) 327-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02. Unregistered Sales of Equity Securities.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-1.1
EX-4.1
EX-4.2
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-99.1
EX-99.2
EX-99.3

Item 1.01.	Entry into a Material Definitive Agreement
On May 8, 2008, TTM Technologies, Inc., or the Company, entered into an Underwriting Agreement with J.P. Morgan Securities Inc. and UBS Securities LLC, or collectively, the Underwriters, for the issuance and sale by the Company of $155 million aggregate principal amount of its 3.25% Convertible Senior Notes due 2015, or the Notes, pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-148687), or Form S-3. The Company granted the Underwriters an option to purchase up to an additional $20 million aggregate principal amount of Notes solely to cover over-allotments. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
The Notes will be issued pursuant to an indenture dated May 14, 2008 between the Company and American Stock Transfer & Trust Company, as trustee, or the Base Indenture, and a first supplemental indenture thereto dated as of May 14, 2008, or the Supplemental Indenture. The offering closed on May 14, 2008. Terms of the Indenture and the Supplemental Indenture are described in the section entitled “Description of the Notes” of the prospectus supplement dated May 8, 2008, filed with the Securities and Exchange Commission by the Company on May 9, 2008 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, or the Prospectus Supplement, which is incorporated herein by reference. Copies of the Base Indenture and the Supplemental Indenture are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.
In connection with the offering of the Notes, the Company entered into convertible note hedge transactions, or the Purchased Call Options, with respect to its common stock, par value $0.01 per share, or the Common Stock, with JP Morgan Chase Bank, National Association and UBS AG, or collectively, the Counterparties. The Purchased Call Options will cover, subject to certain adjustments substantially similar to those contained in the Notes, up to approximately 9.7 million shares of Common Stock, at a strike price of approximately $15.96, also subject to adjustment. The Company paid approximately $33.9 million for the Purchased Call Options.
Separately, the Company also entered into warrant transactions, or the Sold Warrants, whereby the Company sold to the Counterparties warrants to acquire, subject to customary anti-dilution adjustments, up to approximately 9.7 million shares of Common Stock at a strike price of approximately $18.15 per share, also subject to adjustment. The Company received approximately $23.2 million from the sale of the Sold Warrants. The Sold Warrants were issued to the Counterparties pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act.
In connection with the Purchased Call Options and the Sold Warrants, the Company and the Counterparties entered into certain letter agreements, or collectively, the Confirmations.
The Purchased Call Options are exercisable on the same dates as any date of conversion of the Notes. The Purchased Call Options provide for net share settlement upon exercise. In the event of an exercise, the Counterparties will owe the Company net shares of Common Stock in an amount based on the excess of the then current market price of Common Stock over the strike price of the Purchased Call Option, which corresponds to the initial conversion price of the Notes and is subject to certain adjustments substantially similar to those contained in the Notes.
The Sold Warrants provide for net share settlement upon exercise, such that the Company will owe the Counterparties net shares of Common Stock in an amount based on the excess of the then current market price of Common Stock over the applicable strike price of the Sold Warrants. The Purchased Call Options are expected generally to reduce the potential equity dilution upon conversion of the Notes in the event that the market value per share of Common Stock, as measured under the terms of the Purchased Call Options, on each trading day of the relevant observation period is greater than the applicable strike price of the Purchased Call Options, which initially corresponds to the conversion price of the Notes and is subject, with certain exceptions, to adjustments substantially similar to those contained in the Notes. If, however, the market value per share of Common Stock, as measured under the terms of the Sold Warrants, during the measurement period at maturity of the Sold Warrants exceeds the applicable strike price of the Sold

Warrants, there would nevertheless be dilution to the extent that such market value per share of Common Stock exceeds the applicable strike price of the Sold Warrants. The Purchase Call Options and the Sold Warrants are separate transactions entered into by the Company with the Counterparties, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Purchase Call Option or the Sold Warrant transactions.
Copies of the Confirmations are attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4 and are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement
On May 14, 2008, in connection with the Notes offering described in Item 1.01 above, the Company terminated its Credit Agreement, dated as of October 27, 2006, with certain lenders; UBS Securities LLC, as Sole Lead Arranger and Sole Bookrunner; Bank of America, N.A., Comerica Bank and Silicon Valley Bank as Co-Documentation Agents; JPMorgan Chase Bank, NA, as Syndication Agent; UBS AG, Stamford Branch, as Issuing Bank, Administrative Agent and Collateral Agent; and UBS Loan Finance LLC, as Swingline Lender, or the Credit Agreement.
The Company used a portion of the net proceeds of the Notes offering to repay in full a term loan under its Credit Agreement (the balance of which was approximately $64 million) and to pay expenses of approximately $2.5 million in connection with the repayment and termination of the Credit Agreement.
The terminated Credit Agreement provided for a $200 million term loan, which would have matured in October 2012, and a $40 million revolving credit facility, which would have matured in October 2011. Borrowings under the Credit Agreement bore interest at a floating rate of either a base rate (the “Alternate Base Rate”) plus an applicable interest margin or LIBOR plus an applicable interest margin, which in the case of the revolving credit facility is based on grid pricing determined by the Company’s total leverage ratio. The Alternate Base Rate is equal to the greater of (i) the federal funds rate plus 0.5% or (ii) the prime rate. Under the terms of the Credit Agreement, borrowings under the term loan and the revolving credit facility bore, at the Borrowers’ option, interest at a rate based on either (a) LIBOR plus 2.25% or (b) the Alternate Base Rate plus 1.25%. The applicable interest rate margins on both Alternate Base Rate loans and LIBOR loans under the revolving credit facility were subject to decreases under the terms of the Credit Agreement as the Company’s total leverage ratio decreases. At March 31, 2008, the weighted average interest rate on the outstanding borrowings under the Credit Agreement was 6.83%.
The terminated Credit Agreement contained customary limitations, including limitations on indebtedness; limitations on liens; limitations on investments and acquisitions; limitations on dividends, stock repurchases, stock redemptions and the redemption or prepayment of other debt; limitations on mergers, consolidations or sales of assets; limitations on capital expenditures; and limitations on transactions with affiliates. The Company was also subject to financial covenants, including minimum interest coverage ratios and maximum total leverage ratios.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.
The information required by Item 3.02 is contained in Item 1.01 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c	)	Exhibits

1.1		Underwriting Agreement, dated May 8, 2008, among TTM Technologies, Inc., J.P. Morgan Securities Inc. and UBS Securities LLC.

4.1		Indenture, dated as of May 14, 2008, between TTM Technologies, Inc. and American Stock Transfer and Trust Company.

4.2		Supplemental Indenture, dated as of May 14, 2008, between TTM Technologies, Inc. and American Stock Transfer and Trust Company.

10.1		Call Option Transaction Confirmation, dated as of May 8, 2008, between TTM Technologies, Inc. and JPMorgan Chase Bank, National Association.

10.2		Warrant Transaction Confirmation, dated as of May 8, 2008, between TTM Technologies, Inc. and JPMorgan Chase Bank, National Association.

10.3		Call Option Transaction Confirmation, dated as of May 8, 2008, between TTM Technologies, Inc. and UBS AG.

10.4		Warrant Transaction Confirmation, dated as of May 8, 2008, between TTM Technologies, Inc. and UBS AG.

99.1		Press Release issued May 8, 2008, announcing offering of $125 million of Convertible Senior Notes.

99.2		Press Release issued May 9, 2008, announcing pricing of $155 million of 3.25% Convertible Senior Notes.

99.3		Press Release issued May 14, 2008, announcing closing of $155 million of Convertible Senior Notes Offering.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2008	TTM TECHNOLOGIES, INC.
	By:	/s/ Steven W. Richards
Steven W. Richards
Executive Vice President and Chief Financial Officer